Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that the undersigned officers and directors of Armada Oil, Inc., a Nevada corporation that is filing a registration statement on Form S-1 with the Securities and Exchange Commission under the provisions of the Securities Act of 1933, as amended, hereby constitute and appoint James J. Cerna, Jr., their true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to the registration statement, including a prospectus or an amended prospectus therein, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all interests and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

By:	/s/ Rhonda B. Rosen
Name:	Rhonda B. Rosen
Title:	Chief Financial Officer
(Principal Accounting Officer and Principal Financial Officer)		Date: September 13, 2012

By:	/s/ Jatinder S. Bhogal	Date: September 13, 2012
Name:	Jatinder S. Bhogal
Title:	Director

By:	/s/ Kenneth T. Hern	Date: September 13, 2012
Name:	Kenneth T. Hern
Title:	Director

By:	/s/ Will E.D. Matthews	Date: September 13, 2012
Name:	Will E.D Matthews
Title:	Director

By:	/s/ David Moss	Date: September 13, 2012
Name:	David Moss
Title:	Director

By:	/s/ Eric Wold	Date: September 13, 2012
Name:	Eric Wold
Title:	Director